Exhibit 99.1


Continental Global Group, Inc.                 For Release:  September 2, 2004
P.O. Box 400
438 Industrial Drive
Winfield, AL  35594
Contact: Jimmy Dickinson
         (205) 487-6492


                         CONTINENTAL GLOBAL GROUP, INC.
            EXTENDS DEADLINE FOR TENDER OF 11% SENIOR NOTES DUE 2007
                              TO SEPTEMBER 17, 2004

Winfield, Alabama -- Press Release

      Amendment to the Offer to Exchange and Consent Solicitation Statement

                         CONTINENTAL GLOBAL GROUP, INC.

                           Offer to Exchange Cash and
                  9% Series A Senior Secured Notes due 2008 and
                   13% Series B Senior Secured Notes due 2008
                               For All Outstanding
                            11% Senior Notes due 2007
              ($120 million aggregate principal amount outstanding)

         This Amendment ("Amendment") amends the Offer to Exchange and Consent Solicitation Statement dated August 4, 2004 (the "Statement") and the accompanying Letter of Transmittal and Consent, relating to the Exchange Offer being made by Continental Global Group, Inc. (the "Company"), with respect to its outstanding 11% Senior Notes due 2007 (the "Old Notes"). Unless otherwise defined herein, capitalized terms used herein have the same meanings as in the Statement.

         As of September 2, 2004, the number of Old Notes tendered or with respect to which consents have been given pursuant to the Exchange Offer was approximately $98,215,000 or 81.8% of the $120,000,000 outstanding. The Company hereby extends until 5:00 p.m., New York City time, on September 17, 2004, the date upon which it will accept additional tenders of Old Notes.

         Procedures for tendering Old Notes are set forth under "Procedures for Tendering Old Notes and Delivering Consents" in the Statement. Holders tendering Old Notes may continue to use the Letter of Transmittal and Consent and the Notice of Guaranteed Delivery circulated with the Statement. Holders of Old Notes who previously have validly tendered their Old Notes and/or delivered their Consents pursuant to the Exchange Offer are not required to take any further action.

         Except as set forth above, all terms and conditions of the Exchange Offer set forth in the Statement and the accompanying Letter of Transmittal and Consent remain unchanged and in full force and effect, and this Amendment should be read in conjunction therewith.


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NO TENDERS OF OLD NOTES WILL BE ACCEPTED AFTER 5:00 P.M., NEW YORK CITY TIME,
ON SEPTEMBER 17, 2004.
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         None of the Company or any other person is making a recommendation as to whether or not holders of the Old Notes should tender their Old Notes pursuant to the Exchange Offer or consent to the Proposed Amendments to the Existing Indenture and the Old Notes.


                               -------------------


                                September 2, 2004